Exhibit 10.17

Future Receivables Transfer Agreement

This agreement is made on June 5, 2023, between Move Action Co., Ltd. (hereinafter referred to as “Party A”) and Shinryo Co., Ltd. (hereinafter referred to as “Party B”), based on a separate Loan Agreement entered into on June 5, 2023.

1.	Future Receivables Transfer Amount

●	The remaining amount equivalent to the outstanding debt if not fully repaid by Party A to Party B as of August 31, 2023, based on the Loan Agreement separately singed by Party A and Party B on June 5, 2023.

2.	Payment Method

●	Party A shall make monthly payments of the amount equivalent to 15% of Party A’s monthly sales revenue to the bank account designated by Party B, starting from September 2023, until the amount specified in Article 1 is reached.
●	Monthly sales revenue shall be based on the sales revenue of the preceding month, and Party A shall submit the monthly trial balance of the preceding month.
●	Party A shall bear the payment fees.

3.	Payment Period

●	The payment period shall be determined based on the payment method in Article 2, and end when the total monthly payment amount reaches the amount specified in Article 1.
●	Party A guarantees a payment of 60,000,000 yen by December 31, 2023.

4.	Lump Sum Payment

●	In the event that Party A conducts funding activities such as an IPO during the payment period specified in Article 3, Party A may make a lump sum payment of the amount specified in Article 1 to Party B.

5.	Prohibition of Assignment of Rights and Obligations

●	Without obtaining prior written consent bearing Party B’s signature and seal, Party A shall not transfer, assign, or pledge all or part of its position under this agreement or any rights and obligations arising from this agreement to a third party.

6.	Jurisdiction

●	In the event of a legal dispute arising from this agreement, the first-instance exclusive jurisdiction court shall be the summary court or district court with jurisdiction over Party B’s address.

In witness whereof, this agreement has been executed in duplicate on the date stated below, with signatures and seals affixed, and each party shall retain one copy.

Date: June 5, 2023

Party A: Move Action Co., Ltd.

Address: 3rd Floor, Higashi-Oi Urbanheim, 5-19-9 Higashi-Oi, Shinagawa-ku, Tokyo

Representative Director: Yoshio Ukaji

/s/ Yoshio Ukaji

Party B: Shinryo Co., Ltd.

Address: 3-36-3 Kanamecho, Toshima-ku, Tokyo, Japan

President: Sakae Suzuki

/s/ Sakae Suzuki